NeoStem™ Business Initiatives 2007 Robin Smith, MD, MBA CEO and Chairman of the Board Molecular Medicine - Tri Conference February 27, 2007 - San Francisco, California

2 FORWARD LOOKING STATEMENTS This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of NeoStem, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this presentation, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Additionally, statements concerning: the Company’s ability to develop the adult stem cell business, the future of regenerative medicine and the role of adult stem cells in that future, the future use of adult stem cells as a treatment option and the potential revenue growth of such business are forward-looking statements. The Company’s ability to enter the adult stem cell arena and future operating results are dependent upon many factors including but not limited to (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company’s ability to build the management and human resources and infrastructure necessary to support the growth of its business and obtain appropriate state and other licenses; (iii) competitive factors and developments beyond the Company's control; (iv) scientific and medical developments beyond the Company’s control including development in the potential therapeutic use of adult stem cells and (v) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.” You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof.

3 15 Minute Agenda Collections performed at company owned centers Processing and Storage (recurring revenue) Neostem today Vision for the future Questions

4 Company Overview NeoStem: Pioneer the pre-disease collection, processing and storage of stem cells from adult donors that can be accessed for his or her own use for future medical treatment Provides a process that is safe and non-invasive Uses proprietary technology for the mobilization, processing and multiple use storage With re-infusion does not have the risk of rejection or graft vs. host disease Is well positioned to be the leading provider of autologous adult stem cells for therapeutic use in regenerative medicine Not caught in political policy, debate or religious controversy Publicly traded company: NEOI.OB

5 Business Model NeoStem generates revenue from: Collections Storage (recurring revenue) Utilization Fee (when cells are used)

6 Market for NeoStem?s Services By 2010, it is estimated that 39% of the U.S. population (over 110 mm people) will be 45 years of age or older. Anticipated rapid increase in age associated diseases. Millions of Americans suffer from diseases that can be treated with their own stem cells. ?Bio-Insurance? - any adult who can afford it should consider banking their own stem cells for future use to treat disease.

7 Stem Cell Therapeutics for Targeted Diseases *Miscellaneous Sources 53,000,000 Potential NeoStem Clients Total 204,999 diagnosed new cases per year Breast Cancer 10 million Osteoporosis 1.5 million Parkinson 200,000 Sickle Cell Anemia 20.8 million Diabetes 253,000 Spinal Cord Injury 4.7 million stroke survivors (500,000 new cases per year) Stroke 2.1 million Rheumatoid Arthritis 500,000 Crohn’s Disease 1.4 million Lupus 388,571 Multiple Sclerosis 5 million (550,000 new cases per year) Congestive Heart Failure 6 million Coronary Artery Disease 192,155 Lymphoma & Multiple Myeloma 208,080 Leukemia Prevalence* Disease

8 Adult Stem Cell Clinical Trials •196 Adult Autologous Stem Cell Clinical Trials •667 Adult Stem Cell Clinical Trials

9 Adult Stem Cell Therapy in the News Dr. Burt treating Lupus with adult stems cells at Northwestern Hospital.

Company Chronology

Pre 2006	Phase III Medical – decided to exit legacy businesses and focus on stem cells
Jan '06	Phase III Medical acquired NeoStem
June-Aug '06	Raised $3.75 million dollars through the sale of common stock and detachable warrants
Aug '06	Changed name from Phase III Medical to NeoStem, Inc.- Effected a 1:10 Reverse Stock Split
Sept '06	Signed first collection center agreement with Dr. Rothenberg –Encinitas, CA
Nov '06	Registration Statement Declared Effective
Nov '06	Started Collecting Adult Stem Cells
Dec '06	Neostem signs 5 year agreement with Hemacare for collection services
Jan '07	Signed strategic alliance with UTEK to identify licensing opportunities and expand IP portfolio
Jan-Feb '07	Raised $2.5 million dollars through the sale of common stock and detachable warrants
Feb '07	Signed second collection agreement with Dr. Ivan Goldsmith in Las Vegas, NV

NeoStem
YOUR CELLS. YOUR USE. YOUR LIFE.

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2006 11 “Go-to-Market” Strategy Drive General Awareness – Direct to Consumers • The benefits of storing and using Adult Stem Cells is very attractive to the media • Market as “Bio-Insurance” • High net worth & educated consumer • Family history of certain diseases • Families that have stored umbilical cord blood (“Family Plan”) Collaborations with High Profile Medical Academic Institutions • Involved with cutting edge research (research grants) • Provide collection services for ongoing clinical trials • Potential source of additional collection centers Partner with Physicians • Wellness physicians • Establish relationships with physicians in disparate specialties, such as cardiology, oncology and rheumatology.

12 Scientific Advisory Board Wayne A. Marasco, M.D., Ph.D. Chairman of Scientific Advisory Board. Associate Professor- Department of Cancer and Immunology & AIDS at the Dana- Farber Cancer Institute and Associate Professor of Medicine at Harvard Medical School. He will take the lead in expanding the Company’s academic relationships and research collaborations.

13 Scientific Advisory Board Douglas W. Losordo, MD For many years a Professor of Medicine at Tufts University School of Medicine and Chief of Cardiovascular Research at St. Elizabeth’s Medical Center in Boston, Dr. Lorsordo was recently appointed Professor of Medicine at Northwestern University and Director of the Feinberg Cardiovascular Research Institute and Program in Cardiovascular Regenerative Medicine. A Fellow or Member of many national professional organizations, he currently serves on committees of the American College of Cardiology, the American Diabetes Association and the American Society of Gene Therapy where he chairs the Cardiovascular Gene Therapy Committee. Dr. Losordo serves as Principal Investigator in many grant research projects and has published widely, contributing to more than 300 professional articles, abstracts and book chapters in recent years. He also serves on the Editorial Boards of numerous medical specialty journals including Stem Cells, Vascular Medicine and Circulation Research.

14 Scientific Advisory Board Stephen D. Nimer, MD Dr. Nimer is Professor of Medicine and Professor of Pharmacology at Weill Medical College of Cornell University. He also serves as Chief of Hematology Service and Head of the Division of Hematologic Oncology at Memorial Sloan-Kettering Cancer Center in New York City. Dr. Nimer is a member of many national professional organizations, including the American Society of Hematology, the American Society of Clinical Oncology, and the International Society for Stem Cell Research. He serves as a Reviewer for major medical journals, including the New England Journal of Medicine and the Journal of the American Medical Association (JAMA) among many others. He serves on numerous national and international Grant Review Committees and is a prominent invited speaker at conferences on his areas of expertise. He has authored or co-authored nearly 200 peerreviewed papers, reviews, editorials and textbook chapters, primarily focused on issues concerning hematology and oncology.

15 Advisory Board Ron Rothenberg MD, FACEP Dr. Rothenberg is a Fellow of the American College of Emergency Physicians (FACEP) and is the founder of the California HealthSpan Institute in Encinitas, California. He was the 10th M.D. in the world to become fully board certified by the American Board of Anti-Aging Medicine. A graduate of Columbia University, College of Physicians and Surgeons, and a specialist in Emergency Medicine at Los Angeles County-USC Medical Center, he has served as Clinical Professor of Preventive and Family Medicine at the UCSD School of Medicine Clinical Facility. He is currently Attending Physician at Scripps Memorial Hospital in Encinitas.

16 Additional Company Initiatives • Develop strategic initiatives with – Cord blood companies – Tissue banks – Pharmaceutical companies • Academic institutions for licensing opportunities and build out of collection centers • Partnerships with executive health programs, medical spas and first responder groups • Expand intellectual property portfolio within the stem cell arena • Grant applications to National Institutes of Health and others • Formation of Adult Stem Cell Foundation

17 Summary • NeoStem has the first to market advantage in the collection and storage of stem cells extracted from adults. • NeoStem represents a high growth opportunity in a large growing market. • NeoStem is well positioned with industry leaders and academic institutions. • NeoStem has an attractive valuation compared to other stem cell related companies and is not capital intensive. There are 26,551,213 shares of common stock outstanding at February 23, 2007.

18 Questions